[TECO Energy Letterhead]

				  FOR  IMMEDIATE  RELEASE

                         Contact:  Mike Mahoney
                         Office: 813-228-4271
                         Internet: http://www.tecoenergy.com
                         Home:  813-991-6222

TECO ENERGY BOARD AUTHORIZES STOCK REPURCHASE PROGRAM

Company Also Announces Exit From TeCom; Guidance on Financial Results


     TAMPA, Sept. 16, 1999   -- TECO Energy, Inc. today announced a

stock repurchase program, guidance for 1999 and beyond, and its plans to exit its TeCom technology business.

     The Board of Directors authorized the expenditure of up to $150 million to implement a stock repurchase program to begin immediately.

At recent market prices, this program would result in the repurchase of approximately 7 million shares, or 5 percent of the 132 million shares of common stock outstanding, if the program is fully

implemented.

     TECO Energy's Chief Executive Officer, Robert Fagan, said, "Based on our current valuation, we find our stock repurchase program is an excellent use of capital. The decision to repurchase shares

underscores our focus on shareholder value and our confidence in our management team and our future growth strategy."

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     The timing and total number of shares repurchased will depend on market conditions; purchases may be made in the open market, as well as in negotiated or block transactions.

     Guidance for 1999 and Beyond

     The company also issued guidance for the balance of 1999 and beyond.  While the company expects that income from continuing operations before one-time charges in the third and fourth quarters of

1999 will be close to the results in 1998,  the company projects earnings growth of more than 7 percent in 2000 and again in 2001.

These estimates do not reflect any positive effect of share

repurchases on earnings per share.

     Fagan noted, "We have sharpened our strategies to deliver annual earnings growth of more than 7 percent for the year 2000 and beyond.

Execution will be key, and I intend for it to be superb."

     In the third and fourth quarters of 1999, the company expects a charge on the order of 12 cents per share for discontinued operations,

associated with TECO Energy's plans to exit the technology business of its TeCom subsidiary, and one time charges of 7-12 cents per share affecting continuing operations.



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      The charges affecting continuing operations include charges associated with the recent Florida Public Service Commission regulatory actions which capped Tampa Electric's equity ratio at 58.7% for purposes of determining 1997 and 1998 earnings pursuant to audits under the existing regulatory agreements, and the effects of accounting provisions for tax matters.


Demand Still Strong in Core Florida Market

     Fagan said, "With our sharpened strategy and strong Florida market, TECO Energy is well positioned for strong growth in 2000 and beyond."

     The demand for electricity is increasing as Florida continues to experience economic and population growth. In addition, the company sees excellent growth as it expands its natural gas operations into new unserved markets in Florida.

     TECO Energy's ocean and river barge transportation business has grown through acquisitions and entry into new markets, and the company is looking for further growth from this business.

     In addition, TECO Energy's independent power unit, TECO Power

Services, expects to double its contributions to earnings in 2000 from

1998 levels, with excellent future earnings growth from committed

"life-of-the-project" power contracts.

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      Through TECO Power Services, we have the ability to exploit the accumulated energy experience of TECO Energy in other attractive markets, both in the United States and abroad. We have very high quality power projects already in place and want to accelerate growth in this part of our business," said Fagan.

     TECO Energy is a diversified, energy-related utility holding company. Its principal businesses include Tampa Electric Company,

Peoples Gas, TECO Coal, TECO Transport, TECO Power Services and Bosek,

Gibson and Associates.

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     This press release contains forward-looking statements which are subject to the inherent uncertainties in predicting future results and conditions. Certain factors that could cause actual results to differ materially from those projected in these forward-looking statements include the following: general economic conditions, particularly those in Tampa Electric's service area affecting energy sales; weather variations affecting energy sales and operating costs; potential competitive changes in the electric and gas industries, particularly in the area of retail competition; regulatory actions affecting Tampa Electric and Peoples Gas System; commodity price changes affecting the competitive positions of Tampa Electric and the Peoples Gas companies as well as the margins at TECO Coalbed Methane and TECO Coal; changes in and compliance with environmental regulations that may impose additional costs or curtail some activities; TECO Energy's ability to successfully implement the stock repurchase program; TECO Power Services' ability to successfully develop and operate its projects; and TECO Transport's ability to successfully enter new markets and complete acquisitions. These factors are discussed more fully under "Investment Considerations" in the company's Annual Report on Form 10-K for the year-ended December 31, 1998, and reference is made thereto.